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                                                                   EXHIBIT 99.1

  THE REGISTERED OWNER OF THIS SUBSCRIPTION CERTIFICATE IS ENTITLED TO THE NUMBER OF ARCH STOCKHOLDER RIGHTS SHOWN IN THE UPPER RIGHT HAND CORNER OF THE OTHER SIDE OF THIS FORM AND TO SUBSCRIBE FOR AN EQUIVALENT NUMBER OF SHARES OF ARCH COMMON STOCK, UPON THE TERMS AND CONDITIONS SPECIFIED IN THE PROSPECTUS RELATING THERETO, WHICH ARE INCORPORATED HEREIN BY REFERENCE.

  PLEASE FILL IN ALL APPLICABLE INFORMATION:

                                           I hereby irrevocably subscribe for
                                           the number of shares of Arch
                                           Common Stock indicated above upon
                                           the terms and conditions specified
                                           in the Prospectus relating hereto.
                                           Receipt of the Prospectus is
                                           hereby acknowledged.



                                           Signature of Subscriber: __________
 1. Number of shares of Arch Common
    Stock Subscribed for (not to
    exceed the number of

                                           (Joint owners should each sign. If
                                           signing as executor,
   Arch Stockholder Rights                 administrator, attorney, trustee,
   held):                                  or guardian, give title as such.
                                           If a corporation, sign in full
                                           corporate name by authorized
                                           officer. If a partnership, sign in
                                           the name of authorized person.)




                                           TO BE EXECUTED ONLY BY NON-UNITED
 2. Method of Payment: Check (A) or        STATES RESIDENTS:
    (B):


                                           I hereby certify that the
 (A)Notice of Guaranteed Delivery          foregoing purchase of Arch Common
  of Payment _______________________       Stock has been effected in
                                           accordance with the applicable
                 or                        laws of the jurisdiction in which
                                           I reside.
 (B) Multiply number of Shares
     on Line 1 by the
     Subscription Price** (and
     enclose money order or
     check in this amount
     payable to "Arch
     Communications Group, Inc.
     Securities Fund")** _______

                                           Dated:_______________________, 1999

                                           -----------------------------------

                                           -----------------------------------


 --------
 **The Subscription Price will be
 announced by Arch in a press
 release on the first business day
 following the determination of the
 Subscription Price. See page   of
 the Prospectus.


SUBSCRIPTION CERTIFICATE NUMBER: _____________      NUMBER OF RIGHTS: _________

                           SUBSCRIPTION CERTIFICATE
                        ARCH COMMUNICATIONS GROUP, INC.
                       SUBSCRIPTION RIGHT FOR SHARES OF
                               ARCH COMMON STOCK

  This Subscription Certificate represents the number of Arch Stockholder Rights set forth in the upper right hand corner of this Form. The Holder is entitled to acquire one (1) share of Arch Common Stock for each Arch Stockholder Right held.

  To subscribe for shares of Arch Common Stock, the Holder must present to the Subscription Agent, prior to 5:00 p.m., New York City time, on the Expiration Date, either (i) a notice of guaranteed delivery attached hereto, guaranteeing delivery of (a) payment for the Arch Stockholder Rights and (b) a properly completed and executed copy of this Subscription Certificate; or (ii) a properly completed and executed copy of this Subscription Certificate, together with a money order or check drawn on a bank located in the United States of
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America and payable to Arch Communications Group, Inc. Securities Fund for an
amount equal to the number of Arch Stockholder Rights subscribed for multiplied by the Subscription Price.

  If any portion of the purchase price is not collected promptly following the Expiration Date, such exercise shall not be effective; Arch reserves the right to (i) apply any payment actually received by it toward the purchase of the greatest whole number of shares of Arch Common Stock which could be acquired by such holder upon exercise of the Arch Stockholder Rights; and/or (ii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Arch Stockholder Rights and to enforce the relevant guaranty of payment.

REGISTERED OWNER                          ARCH COMMUNICATIONS GROUP, INC.

                                          THE BANK OF NEW YORK as Subscription
                                           Agent

                                          By: _________________________________
                                             TO: The Bank of New York
                                                 Subscription Agent
                                                 Tender and Exchange
                                                 Department
                                                 P.O. Box 11248
                                                 Church Street Station
                                                 New York, New York 10286-1248

                                          THIS CERTIFICATE IS TRANSFERABLE
                                           ONLY IN THE MANNER DESCRIBED IN
                                           PAGE    OF THE PROSPECTUS

  THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OF COMMON STOCK OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SHARES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.